JANUS INTERNATIONAL GROUP REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2022 RESULTS; INTRODUCES LONG TERM OUTLOOK FOR SUSTAINED ORGANIC GROWTH AND MARGIN EXPANSION

Achieved 35.9% Revenue Growth in 2022, Including 28.4% Organic Improvement

Grew 2022 Net Income to $107.7 million, or EPS of $0.73, with Adjusted EPS of $0.74

Delivered 2022 Adjusted EBITDA of $226.9 Million, Up 53.1% Year-over-Year

Reduced Net Leverage by 1.6x to 2.8x, Ending Year within Target Range

Initiates Full-year 2023 Revenue and Adjusted EBITDA Guidance

Introduces Long-Term Outlook for Sustained Strong Organic Growth and Margin Expansion with Best in Class Offerings and Continued Relentless Focus on Execution

Rapidly Deleveraged Balance Sheet and High-Quality Cash Flows Provide Sturdy Foundation to Achieve Long-term Objectives

TEMPLE, GA, March 16, 2023 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of cutting-edge access control technologies and building product solutions for the self-storage and other commercial and industrial sectors, today announced financial results for the fourth quarter and full year ended December 31, 2022.

The Company also introduced its long-term strategic and financial outlook. A conference call and webcast will be held today at 10:00 a.m. Eastern time to review results and discuss its long-term outlook, during which time the executive leadership team will discuss the Company’s firmly established position to drive revenue growth and margin expansion, along with the its multi-year financial objectives and capital allocation framework.

Fourth Quarter 2022 Highlights

•Revenues of $279.7 million, an 18.9% increase compared to $235.4 million for the fourth quarter of 2021, driven primarily by strong performance in Restore, Rebuild & Replace (“R3”) up 43%, and Commercial and Other up 34%, partially offset by an 8.1% decrease in New Construction.

•Net income was $32.7 million, or $0.22 per diluted share, compared to $10.3 million, or $0.07 per diluted share in the fourth quarter of 2021. The quarter over quarter increase was driven by the positive impacts of higher revenue, commercial actions taken to offset inflationary pressures on inputs, improvement in steel-related costs, and continued solid execution on cost containment, partially offset by continued inflationary pressure on certain inputs, particularly labor and logistics costs.

•Adjusted net income (defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation tables below) of $32.7 million, up 59.7% compared to $20.5 million in the fourth quarter of 2021. Adjusted earnings per diluted share was $0.22, compared to $0.14 in the fourth quarter of 2021.

•Adjusted EBITDA of $68.3 million, a 57.5% increase compared to $43.3 million for the fourth quarter of 2021, driven by increased revenue, partially offset by higher cost of sales and general and administrative expenses. Adjusted EBITDA as a percentage of revenues was 24.4%, an increase of 6.0% from the prior year period due primarily to the positive impacts of commercial actions taken to offset higher input costs, cost containment measures, and a year over year improvement in steel related costs.

•Operating cash flow of $25.9 million compared to $15.1 million in the fourth quarter of 2021, reflecting the strong results detailed above and a return to more normalized inventory levels.

Full Year 2022 Highlights

•Revenue was $1.0 billion compared to $750.2 million in full year 2021. The 35.9% improvement, including 28.4% organically, was driven primarily by strong performance in R3, Commercial and Other, New Construction and the addition of $56.6 million from DBCI and ACT.

•Net income was $107.7 million, or $0.73 per diluted share, compared to $43.8 million, or $0.40 per diluted share in full year 2021. The year over year increase is attributable to the same items described in the Fourth Quarter 2022 Highlights above.

•Adjusted net income was $109.2 million, a 62.2% increase compared to $67.3 million in full year 2021. Adjusted net income per diluted share was $0.74, compared to $0.62 in full year 2021. Both GAAP and non-GAAP earnings per diluted share increased despite being impacted by a significantly higher average share count in 2022 as a result of the business combination in June of 2021.

•Adjusted EBITDA was $226.9 million compared to $148.2 million in full year 2021. As a percent of revenues, Adjusted EBITDA was 22.3% as compared to 19.8% in the prior year, primarily due to commercial actions taken to offset inflationary increases in input costs, continued strong execution on cost containment initiatives, and organic and acquired growth, partially offset by increases in labor and logistics, as well as a full year of incremental costs associated with being a public company.

•Operating cash flow of $88.5 million compared to $74.8 million in full year 2021. The year over year increase is attributable to the same items described in the Fourth Quarter 2022 Highlights above.

Ramey Jackson, Chief Executive Officer, stated, “Our strong results in the fourth quarter capped off another record year for Janus, one in which we generated substantial full-year revenue growth across all of our sales channels and drove a 250-basis point improvement in adjusted EBITDA margin. We reduced our net leverage 1.6 times, helped by our consistent generation of solid cash flow. And the integration of our prior year acquisitions of DBCI and ACT, a focal point for the team in 2022, was completed ahead of schedule, yielding greater than expected financial benefits.”

Mr. Jackson continued, “Fundamentals and demand across all our sales channels remain robust, particularly in our core self-storage markets. The actions we have taken to overcome a challenging macroeconomic backdrop are showing in our results, and in tandem with our continuously expanding suite of solutions offerings, position us to once again deliver strong results in 2023 on our path to achieving our longer term goals.”

2023 Financial Outlook:

Based on the Company’s current business outlook, Janus is providing initial full-year 2023 guidance as follows:

•Revenue in a range of $1.05 billion to $1.07 billion, which represents a 4.0% increase at the midpoint as compared to 2022 levels.
•Adjusted EBITDA in a range of $250 million to $275 million, which represents a 15.6% increase at the midpoint as compared to 2022 levels.

The estimates set forth above were prepared by the Company’s management and are based upon a number of assumptions. See “Forward-Looking Statements.” The Company has excluded a quantitative reconciliation with respect to the Company’s 2023 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Measures" below for additional information.

Long Term Strategic Plan

“Coming off this impressive record year at Janus, we are pleased to introduce our first longer term vision and financial objectives for the company since becoming public almost two years ago,” Mr. Jackson commented. “We expect to accomplish these goals by expanding our leadership position in self-storage and growing share in Commercial, Industrial, and other tangential areas, all while maintaining a relentless focus on cost control and balance sheet strength.”

As part of its long-term strategic plan, the Company will be focused on building value by capitalizing on the following factors and initiatives:
•Expanding its position as the industry leader in a resilient well-structured market
•Delivering strong market growth through commercial actions, share gains across all three sales channels, increasing content per square foot, and expanding adoption of Nokē Remote Access
•Driving robust EBITDA margins through productivity initiatives, relentless cost containment, and a growing suite of higher margin solutions offerings
•Continuing to deliver solid free cash flow generation and conversion of adjusted net income, providing capital deployment optionality to drive shareholder value
•Executing value-accretive acquisitions targeting bolt-on and adjacent categories that benefit from the Company’s market leading position in core competencies

Long Term Financial Targets

The Company’s long-term outlook includes the following financial objectives in the next three to five years:
•Delivering annual organic revenue growth in the range of 4% to 6%
•Expanding Adjusted EBITDA margin to a range of 25% to 27%
•Continuing significant cash flow generation, including free cash flow conversion of adjusted net income in a range of 75% - 100%
•Maintaining strong balance sheet with net leverage in a range of 2.0x to 3.0x

Anselm Wong, Executive Vice President and CFO of Janus, concluded, “We are pleased to unveil our long-term financial targets today, which emphasize the strength of our end markets, the leverage of our business model, and the expansion of our offerings in the years to come. These targets are consistent with the solid trajectory in our business that we have demonstrated since going public.”

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions, including: roll-up and swing doors, hallway systems, re-locatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. locations and six locations internationally.

Conference Call and Webcast

The Company will host a conference call and webcast to review results, discuss long-term outlook and conduct a question-and-answer session on Thursday, March 16, 2023, at 10:00 a.m. Eastern time. The live webcast and archived replay of the conference call can be accessed on the Investors section of the Company’s website at www.janusintl.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Janus International Group Fourth Quarter 2022 Earnings Conference Call. To access the replay of the call, dial 1-844-512-2921 (Domestic) and 1- 412-317-6671 (International) with pass code 13735631.

Forward Looking Statements

Certain statements in this communication, including the estimated guidance provided under “2022 Financial Outlook” herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s positioning in the industry to strengthen its pipeline and deliver on its objectives and Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’s management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements.
In addition to factors previously disclosed in Janus’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; and (iii) the risk that the demand outlook for Janus’s products may not be as strong as anticipated.
There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Non-GAAP Financial Measures

Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes Adjusted EBITDA and Adjusted Net Income provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors and in comparison with Janus’s peer group companies. In addition, Adjusted EBITDA and Adjusted Net Income provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items. Adjusted Net Income is defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation.
Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA forward-looking guidance for 2023 included in this communication in reliance on the "unreasonable efforts" exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.
Adjusted EBITDA and Adjusted Net Income should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA and Adjusted Net Income rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA and Adjusted Net Income. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non-recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Janus International Group, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands)

	Three Months Ended (Unaudited)		Year Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022

REVENUE
Sales of product	$230,965	$201,876	$873,087	$619,967
Sales of services	$48,763	$33,477	$146,422	$130,183
Total revenue	$279,728	$235,353	$1,019,509	$750,150
Cost of Sales	$172,137	$158,717	$654,577	$498,787
GROSS PROFIT	$107,591	$76,636	$364,932	$251,363
OPERATING EXPENSE
Selling and marketing	$16,059	$14,388	$58,275	$46,295
General and administrative	$32,913	$33,662	$119,180	$111,981
Contingent consideration and earnout fair value adjustments	$—	$—	$—	$687
Operating Expenses	$48,972	$48,050	$177,455	$158,963
INCOME FROM OPERATIONS	$58,619	$28,586	$187,477	$92,400
Interest expense	$(13,416)	$(9,611)	$(42,039)	$(32,876)
Other income (expense)	$85	$(935)	$(227)	$(3,324)
Change in fair value of derivative warrant liabilities	$—	$(7,542)	$—	$(5,918)
Other Expense, Net	$(13,331)	$(18,088)	$(42,266)	$(42,118)
INCOME BEFORE TAXES	$45,288	$10,498	$145,211	$50,282
Provision for Income Taxes	$12,574	$216	$37,558	$6,481
NET INCOME	$32,714	$10,282	$107,653	$43,801
Other Comprehensive Income (Loss)	$3,090	$174	$(3,847)	$(722)
COMPREHENSIVE INCOME	$35,804	$10,456	$103,806	$43,079
Net income attributable to common stockholders	$32,714	$10,282	$107,653	$43,801
Weighted-average shares outstanding, basic and diluted
Basic	146,647,897	143,240,473	146,606,197	107,875,018
Diluted	146,876,935	144,122,146	146,722,866	108,977,811
Net income per share, basic and diluted
Basic	$0.22	$0.07	$0.73	$0.41
Diluted	$0.22	$0.07	$0.73	$0.40

Janus International Group, Inc.
Consolidated Balance Sheets*
(In thousands)

	December 31,	January 1,
	2022	2022

ASSETS
Current Assets
Cash	$78,373	$13,192
Accounts receivable, less allowance for credit losses; $4,549 and $5,449, at December 31, 2022 and January 1, 2022, respectively	155,397	107,372
Costs in excess of billing on uncompleted contracts	39,251	23,121
Inventory, net	67,677	56,596
Prepaid expenses	9,098	9,843
Other current assets	13,381	4,057
Total current assets	$363,177	$214,181
Right of-use assets, net	44,305	—
Property and equipment, net	42,083	41,607
Intangible assets, net	404,385	436,040
Goodwill	368,204	369,286
Deferred tax asset, net	46,601	58,915
Other assets	1,863	1,973
Total assets	$1,270,618	$1,122,002
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$52,268	$54,961
Billing in excess of costs and estimated earnings on uncompleted contracts	21,445	23,207
Current maturities of long-term debt	8,347	8,067
Other accrued expenses	70,551	54,111
Total current liabilities	$152,611	$140,346
Line of credit	—	6,369
Long-term debt, net	699,850	703,718
Deferred tax liability, net	1,927	749
Other long-term liabilities	40,944	2,533
Total liabilities	$895,332	$853,715
STOCKHOLDERS’ EQUITY
Common Stock, 825,000,000 shares authorized, $0.0001 par value, 146,703,894 and 146,561,717 shares issued and outstanding at December 31, 2022 and January 1, 2022, respectively	$15	$15
Additional paid in capital	281,914	277,799
Accumulated other comprehensive loss	(4,796)	(949)
Retained earnings (accumulated deficit)	98,153	(8,578)
Total stockholders’ equity	$375,286	$268,287
Total liabilities and stockholders’ equity	$1,270,618	$1,122,002

*We made a reclassification to the previously issued fiscal 2021 balance sheet to conform with the current year presentation, please see our annual 10K for further discussion.

Janus International Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	December 31, 2022	January 1, 2022
Cash Flows Provided By Operating Activities
Net income	$107,653	$43,801
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property and equipment	7,935	6,450
Reduction in carrying amount of right-of-use assets	5,390	—
Change in inventory obsolescence reserve	(739)	669
Intangible amortization	29,683	31,588
Deferred finance fee amortization	3,682	3,222
Provision for losses on accounts receivable	1,683	1,349
Share based compensation	4,115	5,327
Loss on extinguishment of debt	—	2,415
Change in fair value of contingent consideration and earnout	—	687
(Gain) loss on sale of assets	(85)	38
Loss on abandonment of lease	571	794
Change in fair value of derivative warrant liabilities	—	5,918
Undistributed (earnings) losses of affiliate	(154)	151
Deferred income taxes, net	13,526	4,849
Changes in operating assets and liabilities
Accounts receivable	(50,073)	(23,984)
Costs in excess of billings and billings in excess of costs on uncompleted contracts	(16,130)	(11,619)
Inventory	(10,342)	(22,908)
Prepaid expenses and other current assets	(8,508)	(6,017)
Accounts payable	(2,694)	16,553
Billing in excess of costs on uncompleted contracts	(1,762)	1,682
Other accrued expenses	7,674	16,630
Other assets and long-term liabilities	(2,958)	(2,766)
Net Cash Provided By Operating Activities	$88,467	$74,829
Cash Flows Used In Investing Activities
Proceeds from sale of equipment	113	83
Purchases of property and equipment	(8,807)	(19,866)
Proceeds from sale leaseback transaction	—	9,638
Cash paid for acquisitions, net of cash acquired	—	(179,744)
Net Cash Used In Investing Activities	$(8,694)	$(189,889)
Cash Flows Provided by (Used In) Financing Activities
(Repayments of) proceeds from line of credit	(6,369)	6,369
Distributions to Janus Midco LLC unitholders	—	(4,174)
Principal payments on long-term debt	(8,067)	(68,858)
Principal payments on finance lease obligations	(210)	—
Proceeds from issuance of long-term debt	—	155,000
Proceeds from merger	—	334,874
Proceeds from PIPE	—	250,000
Payments for transaction costs, net	—	(44,489)
Payments to Janus Midco, LLC unitholders at the Business Combination	—	(541,710)
Proceeds from warrant exercise	—	110
Payments for deferred financing fees	—	(4,322)
Cash Provided By (Used In) Financing Activities	$(14,646)	$82,800
Effect of exchange rate changes on cash and cash equivalents	54	197
Net (Decrease) Increase in Cash and Cash Equivalents	$65,181	$(32,063)
Cash and Cash Equivalents, Beginning of Fiscal Year	$13,192	$45,255
Cash and Cash Equivalents, End of Fiscal Year	$78,373	$13,192

Janus International Group, Inc.
Reconciliation of Net Income to Adjusted EBITDA*
(In thousands)

	Three Months Ended (Unaudited)		Variance
	December 31, 2022	January 1, 2022
			$	%
Net Income	$32,714	$10,282	$22,432	218.2%
Interest Expense	13,416	9,611	3,806	39.6%
Income Taxes	12,574	216	12,358	5721.3%
Depreciation	2,118	1,772	346	19.5%
Amortization	7,405	9,736	(2,331)	(23.9)%
EBITDA	$68,227	$31,616	$36,611	115.8%
Transaction related expenses(3)	—	35	(35)	(100.0)%
Facility relocation(4)	—	1,004	(1,004)	(100.0)%
Share-based compensation(5)	—	3,151	(3,151)	(100.0)%
Acquisition expense(6)	44	—	44	100.0%
Change in fair value of derivative warrant liabilities(9)	—	7,542	(7,542)	(100.0)%
Adjusted EBITDA	$68,272	$43,347	$24,924	57.5%

	Year Ended (Unaudited)		Variance
	December 31, 2022	January 1, 2022
			$	%
Net Income	$107,653	$43,801	$63,852	145.8%
Interest Expense	42,039	32,876	9,163	27.9%
Income Taxes	37,558	6,481	31,077	479.5%
Depreciation	7,935	6,450	1,485	23.0%
Amortization	29,683	31,588	(1,905)	(6.0)%
EBITDA	$224,868	$121,196	$103,672	85.5%
Loss (gain) on extinguishment of debt(1)	—	2,415	(2,415)	(100.0)%
COVID-19 related expenses(2)	109	1,274	(1,166)	(91.5)%
Transaction related expenses(3)	—	10,398	(10,398)	(100.0)%
Facility relocation(4)	620	1,106	(485)	(43.9)%
Share-based compensation(5)	—	5,210	(5,210)	(100.0)%
Acquisition expense(6)	826	—	826	100.0%
Severance and transition costs(7)	500	—	500	100.0%
Change in fair value of contingent consideration(8)	—	687	(687)	(100.0)%
Change in fair value of derivative warrant liabilities(9)	—	5,918	(5,918)	(100.0)%
Adjusted EBITDA	$226,924	$148,204	$78,720	53.1%
(1)Adjustment for loss (gain) on extinguishment of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in February 2021 and the prepayment of debt in the amount of $61.6 million that occurred on June 7, 2021 in conjunction with the Business Combination. See Liquidity and Capital Resources section.
(2)Adjustment consists of signage, cleaning and supplies to maintain work environments necessary to adhere to CDC guidelines during the COVID-19 pandemic. See Impact of COVID-19 section.
(3)Transaction related expenses incurred as a result of the Business Combination on June 7, 2021 which consist of employee bonuses and the transaction cost allocation.
(4)Expenses related to the facility relocation for ASTA and Janus Core.
(5)Share-based compensation expense associated with Midco, LLC Class B Common units that fully vested at the date of the Business Combination.
(6)Expenses related to the transition services agreement for the DBCI acquisition which closed August 18, 2021.
(7)Reflects one-time costs associated with our strategic transformation, including executive leadership team changes, strategic business assessment and transformation projects.
(8)Adjustment related to the change in fair value of the earnout of the 2,000,000 common stock shares that were issued and released on June 21, 2021.
(9)Adjustment related to the change in fair value of derivative warrant liabilities for the private placement warrants. Retainer fee paid to former BETCO owner, during the transition to a new President to run the business and related one-time-consulting fee.

Janus International Group, Inc.
Reconciliation of Net Income to Non-GAAP Adjusted Net Income*
(In thousands)

	Three Months Ended (Unaudited)
	December 31, 2022	January 1, 2022
Net Income	$32,714	$10,282
Net Income Adjustments(1)	44	11,731
Tax Effect Non-GAAP on Net Income Adjustments(2)	(11)	(1,512)
Non-GAAP Adjusted Net Income	$32,747	$20,501

	Year Ended (Unaudited)
	December 31, 2022	January 1, 2022
Net Income	$107,653	$43,801
Net Income Adjustments(1)	2,055	27,008
Tax Effect Non-GAAP on Net Income Adjustments(2)	(531)	(3,481)
Non-GAAP Adjusted Net Income	$109,177	$67,328

(1)Refer to SEC public filings for detailed breakout. This amount reconciles to the EBITDA Adjustments/Non-GAAP Adjustments in the Reconcilation of Net Income to Adjusted EBITDA table above.
(2)Tax effected for the net income adjustments. Used effective tax rates 25.9% for the three and twelve month periods ended December 31, 2022, and 12.9% for the three and twelve months ended January 1, 2022.

Janus International Group, Inc.
Non-GAAP Adjusted EPS*
(In thousands)

	Three Months Ended (Unaudited)
	December 31, 2022	January 1, 2022
Numerator:
GAAP Net Income	$32,714	$10,282
Non-GAAP Adjusted Net Income	$32,747	$20,501
Denominator:
Weighted average number of shares:
Basic	146,647,897	143,240,473
Adjustment for Restricted Stock Units	229,038	881,673
Diluted	146,876,935	144,122,146

GAAP Basic EPS	$0.22	$0.07
GAAP Diluted EPS	$0.22	$0.07
Non-GAAP Adjusted Basic EPS	$0.22	$0.14
Non-GAAP Adjusted Diluted EPS	$0.22	$0.14
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

	Year Ended (Unaudited)
	December 31, 2022	January 1, 2022
Numerator:
GAAP Net Income	$107,653	$43,801
Non-GAAP Adjusted Net Income	$109,177	$67,328
Denominator:
Weighted average number of shares:
Basic	146,606,197	107,875,018
Adjustment for Restricted Stock Units	116,669	1,102,793
Diluted	146,722,866	108,977,811

GAAP Basic EPS	$0.73	$0.41
GAAP Diluted EPS	$0.73	$0.40
Non-GAAP Adjusted Basic EPS	$0.74	$0.62
Non-GAAP Adjusted Diluted EPS	$0.74	$0.62

Janus International Group, Inc.
Non-GAAP Free Cash Flow Conversion*
(In thousands

	Three Months Ended (Unaudited)
	December 31, 2022	January 1, 2022
Cash flow from operating activities	$25,878	$15,146
Less capital expenditure	(951)	(3,935)
Plus one-time proceeds of sale/leaseback	—	9,638
Free cash flow	$24,927	$20,849

Non-GAAP Adjusted Net Income	$32,747	$20,501

Free cash flow conversion of Non-GAAP Adjusted Net Income	76%	102%

	Year Ended (Unaudited)
	December 31, 2022	January 1, 2022
Cash flow from operating activities	$88,467	$74,829
Less capital expenditure	(8,807)	(19,866)
Plus one-time proceeds of sale/leaseback	$—	9,638
Free cash flow	$79,660	$64,601

Non-GAAP Adjusted Net Income	$109,177	$67,328

Free cash flow conversion of Non-GAAP Adjusted Net Income	73%	96%
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Investor Contacts, Janus

John Rohlwing
Vice President, Investor Relations & FP&A, Janus International

IR@janusintl.com
(770) 562- 6399

Media Contacts, Janus

Bethany Salmon
Marketing Content Manager, Janus International
770-746-9576
Marketing@Janusintl.com

Source: Janus International Group, Inc.